EXHIBIT 99.1

CONTACT:	Christopher J. Davis Executive Vice President, Chief Administrative & Financial Officer 610-293-0600
SAFEGUARD ANNOUNCES 44% INCREASE
IN FIRST QUARTER 2006 REVENUES
—Strong Operating Performance and Acsis Acquisition Drive Results—
Wayne, PA, May 3, 2006 — Safeguard Scientifics, Inc. (NYSE: SFE) today announced its operating results for the first quarter of 2006. Safeguard reported consolidated revenues for the first quarter of $55.5 million, a 44% increase from revenues of $38.5 million in the first quarter last year. This year’s first quarter included $4.4 million of revenue from Acsis, which was acquired in December of 2005.
“Our revenue growth was driven by a combination of strong operating performance from our partner companies in the first quarter and the acquisition of Acsis in the fourth quarter of 2005,” stated Peter J. Boni, President and Chief Executive Officer. “Equally important, we completed another deal. We recently co-led a $15 million Series A financing with Safeguard providing $5.5 million in capital to Authentium, a well-positioned computer security company with a unique delivery model. We continue to evaluate a robust deal pipeline and have seen an upswing in the volume of high-quality partnering opportunities for Safeguard. We believe our actions and our results so far demonstrate successful execution of our strategy and we will continue to strive to build long-term value for our shareholders.”
“This is our fifth consecutive quarter of impressive year-over-year growth in quarterly consolidated revenues,” stated Christopher J. Davis, Executive Vice President and Chief Financial and Administrative Officer. “We remain very pleased with the operating performance of our partner companies. In particular, Mantas’ continued revenue growth and profitability improvement demonstrate its best-in-class position in a market segment gaining increased attention. Alliance’s above-market revenue growth and margin expansion reflect the strength of their new and existing client relationships.”
Safeguard’s consolidated net loss in the first quarter of 2006 declined by 60% to $6.5 million from $16.1 million in the first quarter of 2005. Discontinued operations in the first quarter of 2006 included a net gain of $1.9 million from the sale of Mantas’ telecommunications business.
Information Technology Group — Consolidated Partner Companies
Acsis, an enterprise software company automating manufacturing and supply chain processes, is investing in their growth, through the addition of experienced management resources and new sales and product initiatives. These strategies are expected to result in long-term value creation, and recent client wins and a growing pipeline confirm the strategy.
Alliance Consulting, which provides business intelligence solutions to Fortune 2000 clients, achieved a 37% increase in first quarter revenue compared to the prior year, far exceeding average industry growth rates. Recently divesting its Southwest operations, Alliance intends to invest proceeds from the sale in strategic growth initiatives focusing within specific market segments.
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Mantas, a comprehensive behavior detection software solutions company, grew revenues 43% over the prior year first quarter. Mantas is increasingly focusing on building higher growth and higher margin offerings, including new product initiatives and penetrating global Tier 2 accounts. New client wins in the first quarter continue to fuel Mantas’ growth.
Pacific Title and Art Studio, providing digital post-production and archival services to the motion picture industry, saw revenues in the first quarter increase 3% over last year. Even with major movie production off its previous pace in the first quarter of 2006, Pacific Title achieved modest growth, led by new offerings like its patent pending archival solution, Rosetta-YCM Process, and digital intermediate solutions.
Life Sciences Group — Consolidated Partner Companies
 Clarient (NASDAQ: CLRT), a comprehensive cancer diagnostics company, announced its fifth consecutive quarter of year-over-year double digit revenue growth, an increase of 68% from the first quarter of the prior year. In addition, Clarient reported 192% revenue growth in its oncology diagnostic lab services.
Laureate Pharma, offering bioprocessing manufacturing outsourcing services to support the development and commercialization of biopharmaceutical products, showed strong growth in backlog with four important new client wins. These new projects coupled with Laureate’s fully integrated services and capabilities are expected to improve revenues.
Although our quarterly financial reports generally focus on our consolidated majority holdings, we are also very pleased with the progress being made by our minority partner companies as well.
Stock-Based Compensation Summary
 The consolidated statement of operations for the first quarter of 2006 reflects expenses for stock-based compensation related to stock options for Safeguard and our consolidated partner companies. Safeguard adopted SFAS No. 123(R) effective January 1, 2006 using the modified prospective method and, therefore, did not restate prior year periods. First quarter 2006 results include the following stock-based compensation expenses by segment:

	Operating Income	Stock-based
	(loss) from continuing	compensation
	operations	expense

Acsis	$(2,244)	$24
Alliance	(272)	266
Clarient	(4,548)	386
Laureate Pharma	(2,244)	42
Mantas	1,649	52
Pacific Title	256	139

Total Segment Results	(7,403)	909
Other Items (includes corporate operations)	(5,602)	1,159

	$(13,005)	$2,068

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Conference Call
 A live web cast and audio presentation to discuss Safeguard’s first quarter earnings, business, and financial outlook with accompanying slides will begin at 9:00am EST, Thursday, May 4. The live web cast can be accessed at Safeguard’s web site http://www.safeguard.com under the Investor Relations section. Participants are encouraged to visit the site prior to the call to assure that the necessary audio applications are downloaded and installed. A replay of this web cast will be available at the site through May 3, 2007.
About Safeguard
 Safeguard Scientifics, Inc. (NYSE: SFE) builds value in high-growth, revenue-stage information technology and life sciences businesses. Safeguard provides growth capital as well as a range of strategic, operational and management resources to our partner companies. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. For additional information, visit www.safeguard.com
Forward-Looking and Cautionary Statements
 Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations, additional financing requirements, labor disputes, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.
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Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)
Assets
Current Assets
Cash and cash equivalents, restricted cash and marketable securities — Parent	$131,867	$141,168
— Subsidiaries	13,796	19,503
Restricted marketable securities	3,817	3,805
Trading securities	3,482	—
Accounts receivable, net	49,145	49,656
Prepaid expenses and other current assets	6,064	6,122
Current assets of discontinued operations	218	—

Total current assets	208,389	220,254
Property and equipment, net	41,417	39,520
Ownership interests in and advances to companies	15,209	17,897
Long-term marketable securities	3,085	3,311
Long-term restricted marketable securities	7,543	9,457
Intangible assets, net	14,391	15,618
Goodwill	96,587	96,994
Other	8,425	9,119
Non-current assets of discontinued operations	3,647	4,030

Total Assets	$398,693	$416,200

Liabilities and Shareholders’ Equity
Lines of credit	$16,038	$14,523
Current portion of convertible senior debentures	—	5,000
Current maturities of long-term debt	3,382	3,380
Other current liabilities	41,429	50,420
Current liabilities of discontinued operations	124	1,119

Total current liabilities	60,973	74,442
Long-term debt	6,575	5,170
Minority interest	8,475	10,478
Other long-term liabilities	16,887	15,990
Convertible senior debentures	145,000	145,000
Non-current liabilities of discontinued operations	138	145
Redeemable stock-based compensation	2,036	—
Total shareholders’ equity	158,609	164,975

Total Liabilities and Shareholders’ Equity	$398,693	$416,200

Certain prior year amounts have been reclassified to conform to the current year presentation.

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)

	Three Months Ended March 31,
	2006	2005
	(unaudited)

Revenue
Product sales	$5,467	$2,031
Service sales	50,017	36,511

Total revenue	55,484	38,542

Operating Expenses
Cost of sales — product	2,366	685
Cost of sales — service	35,115	26,544
Selling, general and administrative	26,123	20,273
Research and development	3,606	2,644
Amortization of intangibles	1,279	938

Total operating expenses	68,489	51,084

Operating loss	(13,005)	(12,542)
Other income (loss), net	3,137	(9)
Impairment — related party	—	(158)
Interest income	1,570	1,131
Interest expense	(1,634)	(1,536)
Equity loss	(605)	(4,031)
Minority interest	1,997	1,636

Net loss from continuing operations before income taxes	(8,540)	(15,509)
Income tax (expense) benefit	(82)	161

Net loss from continuing operations	(8,622)	(15,348)
Income (loss) from discontinued operations, net of income taxes (a)	2,170	(745)

Net Loss	$(6,452)	$(16,093)

Basic net loss per share from continuing operations	$(0.07)	$(0.13)
Basic net income per share from discontinued operations	0.02	—

Basic net loss per share	$(0.05)	$(0.13)

Diluted net loss per share from continuing operations	$(0.07)	$(0.13)
Diluted net income per share from discontinued operations	0.02	—

Diluted net loss per share (b)	$(0.05)	$(0.13)

Weighted average shares outstanding
Basic and Diluted	121,279	120,653
Certain prior year amounts have been reclassified to conform to the current year presentation.
(a) Alliance Consulting has sold its Southwest region on May 1, 2006 and as a result, the operations of its Southwest region are included in discontinued operations in 2006 and 2005. As a result of the sale of Laureate Pharma’s Totowa, New Jersey facility in December 2005, the operating results related to its Totowa facility are included in discontinued operations in 2005. As a result the sale of Mantas’ telecommunications business and certain related assets and liabilities in the first quarter of 2006, the operating results related to its telecommunications business are included in discontinued operations in 2006 and 2005.
(b) If a consolidated or equity method company has dilutive options or securities outstanding, dilutive net loss per share is computed first by adjusting net loss for the income attributable to the potential exercise of the dilutive options or securities of the company.

Safeguard Scientifics, Inc.
Results of Segment Operations from Continuing Operations
(in thousands)

	Three Months Ended March 31,
	2006	2005
	(unaudited)

Revenues
Acsis	$4,401	N/A
Alliance	25,212	18,441
Clarient	6,750	4,007
Laureate Pharma	2,178	2,193
Mantas	9,384	6,577
Pacific Title	7,559	7,324
Other Companies	—	—

Total Segment Results	$55,484	$38,542

Operating Income (Loss) from Continuing Operations (a)
Acsis	$(2,244)	N/A
Alliance	(272)	(919)
Clarient	(4,548)	(4,196)
Laureate Pharma	(2,244)	(2,356)
Mantas	1,649	(1,360)
Pacific Title	256	943
Other Companies (c)	—	—

Total Segment Results	(7,403)	(7,888)
Other Items (d)	(5,602)	(4,654)

	$(13,005)	$(12,542)

Safeguard Share of Net Income (Loss) from Continuing Operations (b)
Acsis	$(2,129)	N/A
Alliance	(486)	(1,059)
Clarient	(2,701)	(2,538)
Laureate Pharma	(2,330)	(2,419)
Mantas	1,660	(1,368)
Pacific Title	271	881
Other Companies (c)	1,308	(4,022)

Total Segment Results	(4,407)	(10,525)
Other Items (d)	(4,215)	(4,823)

Net Loss from Continuing Operations	$(8,622)	$(15,348)

Note — The above reflects results from continuing operations.
(a) Operating Income (Loss) from continuing operations represents the revenues less operating expenses of each segment, and excludes any allocation to minority interest.
(b) Safeguard Share of Net Income (Loss) from Continuing Operations includes the net results of each segment, including interest, adjusted for any amount allocated to minority interest.
(c) Other Companies includes those companies in which Safeguard has less than a majority interest, as well as our ownership in funds. Our share of Other Companies consists primarily of equity income (loss) and gains (loss) on companies, both of which are reported below the operating income (loss) line.
(d) Other Items includes corporate expenses and income taxes.